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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Onyx Acceptance Corporation on Form S-8 (File Nos. 333-11453 and 333-67799) of our report dated January 20, 1999, on our audits of the consolidated financial statements of Onyx Acceptance Corporation as of December 31, 1998 and 1997 and for each of the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.


                                                 PricewaterhouseCoopers LLP


Los Angeles, California
March 29, 1999